150101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

AmpliTech Group, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, the Board of Directors hereby designates 140,000 shares of the preferred stock, par value $0.001 per share, of the Corporation as "Series A Convertible Preferred Stock", and the powers, designations, preferences and relative, participating, optional and other rights of the Series A Convertible Preferred Stock and the qualifications, limitations and restrictions thereof, be, and they hereby are, as set forth in this certificate of designation (this "Certificate of Designation"), and (2) in connection therewith, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed on behalf of the Corporation and in its name to execute and to file this Certificate of Designation with the Nevada Secretary of State.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X Fawad Maqbool

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

JOINT WRITTEN CONSENT AND ACTION
OF THE
BOARD OF DIRECTORS
AND
THE HOLDER OF THE
SERIES A CONVERTIBLE PREFERRED STOCK
OF
AMPLITECH GROUP, INC.

The undersigned, constituting (i) the sole member of the board of directors (the "Board") and (ii) the holder of all the issued and outstanding shares of Series A Convertible Preferred Stock of AmpliTech Group, Inc., a Nevada corporation (the "Corporation"), in accordance with the applicable provisions of the Nevada Revised Statutes, hereby take the following actions without the formality of convening a meeting:

Series B Convertible Preferred Stock

WHEREAS, the Board deems it advisable and in the best interests of the Corporation and its stockholders that the Board designate a series of preferred stock, to be known as Series B Convertible Preferred Stock (the "Series B Preferred "), with the powers, designations, preferences and relative, participating, optional and other rights, and qualifications, limitations and restrictions thereof as set forth in the attached Certificate of Designation (the "Certificate of Designation");

NOW, THEREFORE, BE IT

RESOLVED that the execution and filing by the Corporation of the Certificate of Designation, in the form of Exhibit A annexed hereto, is hereby authorized and approved; and be it further

RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and directed to take all such further action to prepare, execute and deliver, or approve or authorize, as the case may be, the preparation, execution and delivery of, the Certificate of Designation and all such further agreements, instruments and documents, in the name of and on behalf of the Corporation and under its seal or otherwise, and to pay all expenses, fees and taxes as in their judgment shall be necessary, proper or advisable in order to fully carry out the intent and accomplish the purposes of the foregoing resolution; and be it further

Offer and Sale of Series B Preferred

RESOLVED that the Corporation is hereby authorized to cause the offering and sale by a private offering pursuant Section 4(2), Section 4(6) and or Regulation D of the Securities Act of 1933, as amended, and the rules and regulations thereunder of up to an aggregate purchase price of $500,250, or $6.67 per Series B Preferred; and be it further

RESOLVED that the Chief Executive Officer of the Corporation is hereby authorized to enter into the Securities Purchase Agreement (the "Agreement") for the sale of the Series B Preferred to the subscribers identified on the signature page to the Agreement and, each substantially in the form presented to the Board, with such changes thereto as he shall approve, his execution thereof to be deemed conclusive evidence of such approval; and be it further

RESOLVED that the Series B Preferred Stock shall be duly authorized, and that upon the issuance and delivery thereof in accordance with the Agreement, the Series B Preferred shall be fully paid and non-assessable; and be it further

RESOLVED, that the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose; and be it further

RESOLVED, that the shares of common stock issued upon conversion of the shares of Series B Preferred shall, upon their issuance, be validly issued, fully paid, and non-assessable; and be it further

RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized to execute and deliver any and all agreements, notices, certificates and any and all other documents and to take any and all such other actions as they or any of them shall deem necessary or appropriate for the purpose of carrying out the intent of the foregoing resolutions, and the authority of any officer to execute and deliver any such other documents or to take such other actions shall be conclusively evidenced by his execution and delivery thereof or by his taking thereof; and be it further

RESOLVED, that any and all actions heretofore or hereafter taken by the officers or the directors of the Corporation within the terms of any of the foregoing resolutions are hereby ratified and confirmed as the act and deed of the Corporation; and be it further

RESOLVED, that each of the officers of the Corporation are hereby authorized and directed to execute and deliver any and all documents and to take such other action as he deems necessary, advisable, or appropriate to carry out the purposes and intent, but within the limitations, of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned have executed this consent as of the date set forth below.

Date: April 23rd, 2015

Fawad Maqbool, holder of 1,000 shares of Series A Stock, representing 100% of the outstanding Series A Stock

Fawad Maqbool, sole director